Exhibit 99.1
TaskUs Announces $100 Million Share Repurchase Program

NEW BRAUNFELS, Texas, September 7, 2022 -- TaskUs, Inc. (Nasdaq: TASK) (“TaskUs” or the “Company”), a provider of outsourced digital services and next-generation customer experience to fast-growing technology companies, announced that its Board of Directors has authorized the commencement of a share repurchase program, which authorizes the Company to purchase up to $100 million of shares of its Class A common stock.

“This share repurchase program reinforces the confidence that our Board and management team have in the Company’s strategy and future growth prospects. Given our strong cash generation, we believe that our current valuation presents an attractive buying opportunity. We will continue to invest in our business for growth, and pursue repurchases as a strategic use of excess free cash flow to create long-term shareholder value. Our strong balance sheet and relatively low leverage ratio provides us the flexibility to capitalize on organic and inorganic growth opportunities,” said TaskUs Co-Founder and CEO, Bryce Maddock.

The Board unanimously approved the establishment of a share repurchase program and believes that this is a prudent use of cash given the current valuation.

TaskUs may repurchase shares from time to time through open market purchases, in privately negotiated transactions or by other means, including through the use of trading plans intended to qualify under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, in accordance with applicable securities laws and other restrictions. Open market repurchases are expected to be structured to occur within the pricing and volume requirements of Rule 10b-18. The timing and total amount of stock repurchases will depend upon business, economic and market conditions, corporate and regulatory requirements, prevailing stock prices, restrictions under the terms of our loan agreements and other considerations. This repurchase program terminates on December 31, 2024, and may be modified, suspended or discontinued at any time at the Company’s discretion. The program does not obligate the Company to acquire any amount of common stock.

About TaskUs

TaskUs is a provider of outsourced digital services and next-generation customer experience to fast-growing technology companies, helping its clients represent, protect and grow their brands. Leveraging a cloud-based infrastructure, TaskUs serves clients in the fastest-growing sectors, including social media, e-commerce, gaming, streaming media, food delivery and ridesharing, HiTech, FinTech, and HealthTech. As of June 30, 2022, TaskUs had approximately 45,300 employees across twenty-six locations in 13 countries, including the United States, the Philippines, and India.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates,” “positions us” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include but are not limited to those described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission (the “SEC”) on March 9, 2022, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s SEC filings. TaskUs undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Investor Contact
Alan Katz
Vice President, Investor Relations
alan.katz@taskus.com